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                                OLYMPIC FINANCIAL LTD

                     (DOING BUSINESS AS ARCADIA FINANCIAL IN MA)
               (DOING BUSINESS AS ARCADIA FINANCIAL LTD. IN TX AND TN)

                                 PREFERRED RATE OFFER

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                      A SPECIAL OFFER TO OUR VALUED NOTE HOLDERS

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AS INVESTORS IN OLYMPIC FINANCIAL'S SUBORDINATED NOTE PROGRAM, WE WOULD LIKE TO
OFFER YOU THESE RATES WHICH ARE FIFTY BASIS POINTS OVER OUR STATED RATES OFFERED TO PERSONS WHO ARE NOT CURRENTLY NOTEHOLDERS.


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                                       RATE                APY*
                                       ----                ----
           THREE YEAR NOTE             9.25%               9.58%
           FOUR YEAR NOTE              10.00%              10.38%
           FIVE YEAR NOTE              10.25%              10.65%

           *THE ANNUAL PERCENTAGE YIELD ASSUMES ALL INTEREST IS REINVESTED
                                  AT THE SAME RATE.
                             RATES ARE SUBJECT TO CHANGE.
          SUBSTANTIAL PENALTY FOR EARLY REDEMPTION AT OPTION OF THE HOLDER.

        TIERED RATES FOR INVESTMENTS OF $50,000 OR GREATER ARE ALSO AVAILABLE.
          SPECIAL RATES APPLY FOR NEW INVESTMENTS, OR ROLL-OVERS OF EXISTING
                                     INVESTMENTS.
                           OFFER EXPIRES DECEMBER 31, 1996

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ENCLOSED YOU WILL ALSO FIND THE MOST RECENT FINANCIAL INFORMATION CONTAINED IN
THE 10/Q FOR THE PERIOD ENDED SEPTEMBER 30, 1996 AND THE CORRESPONDING EARNINGS RELEASE.

WE THANK YOU FOR YOUR INTEREST AND SUPPORT IN OLYMPIC FINANCIAL LTD. IF YOU HAVE ANY QUESTIONS, PLEASE FEEL FREE TO CALL US AT (612) 903-7829 OR 1-800-943-6843.

       THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN
                            OFFER TO BUY THESE SECURITIES.
                      THE OFFER IS MADE BY THE PROSPECTUS ONLY.